UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 27, 2014

DIAMONDBACK ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	001-35700 (Commission File Number)	45-4502447 (I.R.S. Employer Identification Number)
500 West Texas Suite 1200 Midland, Texas (Address of principal executive offices)		79701 (Zip code)
(432) 221-7400 (Registrant’s telephone number, including area code) Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 2.01. Completion of Acquisition or Disposition of Assets.

Diamondback Energy, Inc. (“Diamondback”) previously reported that it entered into definitive purchase agreements with unrelated third party sellers to acquire additional leasehold interests in Martin County, Texas, in the Permian Basin, for an aggregate purchase price of approximately $288.3 million, subject to certain adjustments (the “Acquisitions”). The Acquisitions include approximately 6,450 gross (4,683 net) acres with a 72.6% working interest (75% net revenue interest) and net production of approximately 2,155 BOE/d during the first two weeks of February from 145 gross (63 net) producing vertical wells. The Acquisitions closed on February 27 and 28, 2014. Diamondback funded the Acquisitions with the net proceeds from an underwritten public offering of its common stock completed on February 26, 2014 and borrowings under its revolving credit facility.

Item 9.01. Financial Statements and Exhibits.

The financial statements and pro forma financial information with respect to the Acquisitions required by Item 9.01 of Form 8-K will be included in an amendment to this Form 8-K by not later than 71 calendar days after the date that the initial report on Form 8-K must be filed.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

DIAMONDBACK ENERGY, INC.

Date:	March 5, 2014	By:	/s/ Teresa L. Dick
Teresa L. Dick
Senior Vice President and Chief Financial Officer

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